SECOND AMENDMENT TO

INVESTMENT SUBADVISORY AGREEMENT

Between and Among

T. ROWE PRICE ASSOCIATES, INC.,

T. ROWE PRICE INTERNATIONAL LTD

And

T. ROWE PRICE HONG KONG LIMITED

 This amendment, made as of July 1, 2015, is to the Investment Subadvisory Agreement (“SubAdvisory Agreement”), between and among T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, T. Rowe Price International Ltd (the “Subadviser”), a corporation organized and existing under the laws of the United Kingdom and T. Rowe Price Hong Kong Limited (“TRP Hong Kong”), a corporation organized and existing under the laws of Hong Kong.

 WHEREAS, the Adviser is the investment adviser to the funds listed on Appendix A;

 WHEREAS, the Adviser has retained the Subadviser to furnish certain investment advisory services to the Adviser and the funds listed on Appendix A; and

 WHEREAS, effective July 1, 2015, T. Rowe Price Strategic Income Fund, Inc. has changed its name to T. Rowe Price Global Multi-Sector Bond Fund, Inc.

 NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

 1. Appendix A to the SubAdvisory Agreement is hereby amended to reflect the name change of T. Rowe Price Strategic Income Fund, Inc. to T. Rowe Price Global Multi-Sector Bond Fund, Inc.

 2. Except as provided herein, the SubAdvisory Agreement shall remain in full force and effect and shall continue without modification in accordance with its terms with respect to all other Funds listed in Appendix A.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the day and year first above written.

Attest: /s/David Oestreicher ______________________________________ David Oestreicher Secretary	T. ROWE PRICE ASSOCIATES, INC. /s/Darrell N. Braman By: ______________________________ Darrell N. Braman Vice President

Attest: /s/ David Oestreicher ______________________________________ David Oestreicher Secretary	T. ROWE PRICE INTERNATIONAL LTD /s/Christine M. Morgan By: ______________________________ Christine M. Morgan Vice President

Attest: /s/Joan E. Flister ______________________________________ Joan E. Flister Assistant Secretary	T. ROWE PRICE HONG KONG LIMITED /s/Christine M. Morgan By: ______________________________ Christine M. Morgan Authorized Signatory

 APPENDIX A

 Amended as of July 1, 2015

  Date of Investment

  Management Agreement

T. ROWE PRICE INSTITUTIONAL INTERNATIONAL FUNDS, INC.

T. Rowe Price Institutional Africa & Middle East Fund February 6, 2008

T. Rowe Price Institutional Concentrated International Equity Fund April 29, 2010

T. Rowe Price Institutional Emerging Markets Equity Fund July 24, 2002

T. Rowe Price Institutional International Bond Fund April 24, 2007

T. Rowe Price Institutional International Growth Equity Fund October 25, 2000

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

T. Rowe Price Africa & Middle East Fund April 24, 2007

T. Rowe Price Emerging Europe & Mediterranean Fund August 8, 2000

T. Rowe Price Emerging Markets Stock Fund October 25, 2000

T. Rowe Price European Stock Fund October 25, 2000

T. Rowe Price International Bond Fund October 25, 2000

T. Rowe Price International Discovery Fund October 25, 2000

T. Rowe Price International Growth & Income Fund October 25, 2000

T. Rowe Price International Stock Fund October 25, 2000

T. Rowe Price Japan Fund October 25, 2000

T. Rowe Price Latin America Fund October 25, 2000

T. Rowe Price New Asia Fund October 25, 2000

T. ROWE PRICE INTERNATIONAL INDEX FUND, INC.

T. Rowe Price International Equity Index Fund October 25, 2000

T. ROWE PRICE INTERNATIONAL SERIES, INC.

T. Rowe Price International Stock Portfolio October 25, 2000

T. ROWE PRICE GLOBAL MULTI-SECTOR BOND FUND, INC. October 21, 2008